Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Plan Administrator

Impac Companies 401(k)

Savings Plan

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No.333-117070) pertaining to the Impac Companies 401(k) Savings Plan of Impac Mortgage Holdings, Inc. of our report dated June 29, 2006 with respect to the financial statements and schedule of the Impac Companies 401(k) Savings Plan as of and for the year ended December 31, 2005 included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Irvine, California
July 31, 2006